SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                               SHARES PURCHASED        AVERAGE
                       DATE            SOLD(-)         PRICE(2)


COMMON STOCK-HUDSON GENERAL

          GABELLI FUNDS, INC.

               THE GABELLI VALUE FUND,INC.
                    5/13/97           37,500-           37.9487

          GAMCO INVESTORS, INC.
                    5/14/97            1,500            38.0000
                    5/14/97              800            38.2500
                    5/12/97              100            38.2500






















(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.




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